                                                                   EXHIBIT 4.11

                       COLLEGE TELEVISION NETWORK, INC.

                       6,250,000 SHARES OF COMMON STOCK
                          OFFERED PURSUANT TO RIGHTS
                        DISTRIBUTED TO STOCKHOLDERS OF
                       COLLEGE TELEVISION NETWORK, INC.

To Our Clients:

  Enclosed for your consideration is a Prospectus, dated July 28, 1998, a Subscription Certificate evidencing the rights specified herein, and the "Instructions as to Use of College Television Network, Inc. Subscription Documents" relating to the offer by College Television Network, Inc. (the "Company") of 6,250,000 shares of Common Stock, par value $.005 per share (the "Common Stock"), of the Company, at a subscription price of $1.60 per share for each share of Common Stock, in cash, pursuant to nontransferable subscription rights (the "Rights") initially distributed to holders of record ("Record Owners") of Common Stock as of the close of business on July 17, 1998 (the "Record Date").

  As described in the accompanying Prospectus, you will receive one nontransferable Right for each 1.2825 shares of Common Stock carried by us in your account as of the Record Date. Each Right will entitle you to subscribe for one share of Common Stock (the "Basic Subscription Privilege") at a subscription price of $1.60 per share (the "Subscription Price"). In addition, if you elect to exercise all or part of your Basic Subscription Privilege, you will also have the right (the "Oversubscription Privilege") to subscribe for a number of shares of Common Stock as specified in the Subscription Certificate available after satisfaction of all subscriptions pursuant to Basic Subscription Privileges ("Excess Shares"), subject to proration, at the Subscription Price. If there are insufficient Excess Shares to satisfy all exercised Oversubscription Privileges, Excess Shares will be allocated pro rata among all holders of Rights exercising Oversubscription Privileges. Such pro rata allocation will be based upon the number of shares of Common Stock subscribed for pursuant to each holder's Basic Subscription Privilege relative to the aggregate shares of Common Stock subscribed for pursuant to Basic Subscription Privileges by all such holders then being prorated.

  THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and the related Instructions as to Use of College Television Network, Inc. Subscription Documents. However, we urge you to read these documents carefully before instructing us to exercise Rights.

  Subscription Documents will not be mailed to holders of Common Stock whose addresses are outside the United States or who have an APO or FPO address, but will be held by the Subscription Agent for their account. To exercise the Rights represented thereby, such holders must contact the Subscription Agent on or prior to 5:00 p.m. New York City time, on the Expiration Date, as defined in the Prospectus.

  YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO EXERCISE RIGHTS ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE OFFERING. THE OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 1998, UNLESS THE OFFERING IS EXTENDED BY THE COMPANY. ONCE YOU HAVE EXERCISED A RIGHT, SUCH EXERCISE MAY NOT BE REVOKED.

  If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

  ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO PATRICK G. DORAN OF THE COMPANY AT THE FOLLOWING TELEPHONE NUMBER:
(800) 256-1636.

                                 INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, par value $.005 per share (the "Common Stock"), of College Television Network, Inc. (the "Company").

  This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of College Television Network, Inc. Subscription Documents.

Box 1. [_] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. [_] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                          NUMBER OF                SUBSCRIPTION
                           SHARES                     PRICE             PAYMENT
                          ---------                ------------         -------
Basic Subscription
 Right:                        X                      $ 1.60            (Line 1)
                                                      ------
Oversubscription
 Right:                        X                      $ 1.60            (Line 2)
                                                      ------
                              Total Payment Required  $                 (Sum of Lines 1 and
                                                                        2; must equal total
                                                                        of amounts in Boxes
                                                                        3 and 4)

Box 3. [_] Payment in the amount of $ _________ has been
arranged by:

          .  enclosing a check

              (bank and account number: _________________________)

          .  wire transfer of funds

              (name of transferor institution: __________________)

Box 4. [_] Please deduct payment from the following account maintained by you as follows:

-------------------------------------     -------------------------------------
           TYPE OF ACCOUNT

                                                       ACCOUNT NO.

DATE: _________________________, 1998     AMOUNT TO BE DEDUCTED: $ ____________

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                                                      SIGNATURE(S)

                                           (PLEASE TYPE OR PRINT NAME(S) BELOW
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